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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the captions "Experts" and "Selected Combined Financial Data of the Cimarex Business" and to the use of our report dated December 14, 2001, with respect to the combined financial statements of Helmerich & Payne Oil and Gas Division included in the Registration Statement on Form S-4 of Cimarex Energy Co. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Ernst & Young LLP

Tulsa, Oklahoma
May 8, 2002

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  Exhibit 23.1
Consent of Independent Auditors